JOINDER AND AMENDMENT TO AMENDED AND RESTATED VOTING AGREEMENT

THIS JOINDER AND AMENDMENT AGREEMENT (“Joinder Agreement”) to the Amended and Restated Voting Agreement dated as of February 6, 2004 (the "Agreement") by and among Acura Pharmaceuticals, Inc. (f/k/a Halsey Drug Co., Inc.), a New York corporation (the "Company"), Care Capital Investments II, LP, Care Capital Offshore Investments II, LP, Essex Woodlands Health Ventures V, L.P., Galen Partners III, L.P. and the other signatories thereto, is made and entered into as of November 9, 2005 by and among the Company, Care Capital Investments II, LP, Care Capital Offshore Investments II, LP (collectively “Care Capital”), Essex Woodlands Health Ventures, L.P. (“Essex”), Galen Partners International III, L.P., Galen Partners III, L.P., Galen Employee Fund III, L.P. (collectively, “Galen”) and GCE Holdings LLC (the “Transferee”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, Transferee is acquiring Securities from each of Care Capital, Essex and Galen; and

WHEREAS, Section 6 of the Agreement requires each transferee to which Securities are transferred, assigned, conveyed or otherwise disposed to agree to be bound by the terms of the Agreement (unless such transfer is made pursuant to an effective registration statement under the Securities Act or through a broker pursuant to Rule 144); and

WHEREAS, the Parties desire to amend the Agreement to preserve the rights of Care Capital, Essex and Galen relating to the nomination and election of Company directors following the conveyance of Securities from each of Care Capital, Essex and Galen to Transferee.

NOW, THEREFORE, the parties to this Joinder Agreement hereby agree as follows:

1.  Amendments.

A.  Section 2 of the Agreement is hereby deleted and the following inserted in its place:

“2. Election of Director Nominees. Commencing upon the Company's next upcoming meeting of shareholders, each Party and GCE Holdings LLC (the "Designating Party") agree as follows:

(a)
Each Party holding Common Stock, Series A Preferred, Series B Preferred and Series C Preferred (collectively, the "Securities") shall vote its Securities, and take or cause to be taken such other actions, as may be required from time to time to (i) ensure that the Board of Directors consists of no more than seven directors, and (ii) elect to the Board of Directors of the Company (A) four (4) persons designated by the Designating Party, (B) one person who shall be the Chief Executive Officer of the Company, and (C) two persons who shall be independent directors (as defined in Rule 4200(a)(15) of the National Association of Securities' Dealers Listing Standards, as may be modified or supplemented) nominated and elected to the Board of Directors by the then current directors. Without limiting the generality of the foregoing, at each annual meeting of the shareholders of the Company, and at each special meeting of the shareholders and debentureholders of the Company called for the purpose of electing directors of the Company, and at any time at which the shareholders and debentureholders of the Company have the right to elect directors of the Company, in each such event, each Party shall vote all Securities owned by them (or shall consent in writing in lieu of a meeting of shareholders and debentureholders of the Company, as the case may be), or take such other actions as shall be necessary, to elect the Designating Party's designees as a director of the Company in accordance with the preceding provisions of this Section 2(a);

(b)
Each Party shall take all actions necessary to remove forthwith the director designated by the Designating Party when such removal is requested for any reason, with or without cause, by the Designating Party. In the case of the death, resignation or removal as herein provided of a Designating Party's designee, each Party shall vote all Securities held by it to elect another person designated by the Designating Party pursuant to Section 2(a);

(c)
Each Party hereby agrees that it will not vote any of its Securities in favor of the removal of any director that shall have been designated by the Designating Party, unless the Designating Party shall have consented to such removal in writing.

In the event that any Party shall fail to vote the Securities held by it in accordance with Section 2(a) and (b), such Party shall, upon such failure to so vote, be deemed immediately to have granted to the Designating Party, a proxy to vote its Securities solely for the election of the nominee of the Designating Party or the removal of director designated by the Designating Party. Such Party acknowledges that each such proxy granted hereby, including any successive proxy, if necessary, is being given to secure the performance of an obligation hereunder, is coupled with an interest, and shall be irrevocable until such obligation is performed;

(d)
No Party shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Securities held by such Party, or enter into any shareholder agreement or arrangement of any kind with any person with respect to the Securities held by such person that is, in either case, inconsistent with the terms of this Agreement (whether or not such agreement and arrangement was or is with other shareholders of the Company that are or are not parties to this Agreement);

(e)
The Company shall take, or cause to be taken, such actions as may be required from time to time to establish and maintain executive, audit and compensation committees of the Board of Directors, as well as such other committees of the boards of directors of the Company as the Board of Directors shall determine, having such duties and responsibilities as are customary for such committees. The designees of the Designating Party shall be, if so requested by the Designating Party, in its sole discretion, a member of each such committee; and

(f)
The rights of the Designating Party shall terminate on the date the Designating Party ceases to be a holder of the Minimum Threshold. For purposes hereof, "Minimum Threshold" shall mean at least 50% of the shares of Series A Preferred initially transferred and conveyed to the Designating Party by Care Capital, Essex and Galen (or at least 50% of the shares of Common Stock issued upon conversion thereof).”

B.  Section 7 of the Agreement is hereby deleted and the following inserted in its place:

“7. Term. Except as provided in Sections 2(f) and 6 hereof, this Agreement and the Parties' obligations hereunder shall continue in effect for so long as the Designating Party owns the Minimum Threshold.”

C.  Section 8 of the Agreement is hereby deleted and the following inserted in its place:

“8. Amendment. Any term of this Agreement or the powers granted hereunder may be amended and the observance of any such term or power may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of a majority of the Securities then subject to this Agreement, which majority must include the Designating Party so long as it owns the Minimum Threshold.”

D.  Section 9.1(a) of the Agreement is hereby deleted and the following inserted in its place:

“9.1 Binding Effect. (a) This Agreement and the powers granted hereunder shall be binding upon, and shall inure to the benefit of, the Designating Party and the Parties.”

E.  Section 12 of the Agreement is hereby deleted and the following inserted in its place:

“12. Board Observer. So long as the Designating Party has the right to designate a director pursuant to Section 2(a) hereof, the Company will permit one observer selected by the Designating Party to attend all meetings of the Board of Directors of the Company, and shall provide such observer with such notice and other information with respect to such meetings as are delivered to the directors of the Company; provided, that such observer shall not be permitted to attend any meeting or portion thereof or have access to such other information if, in the judgment of the Company under advice of counsel, such observer’s presence or receipt of such information would adversely affect attorney-client privilege with respect to such meeting or information.”

2.  Agreement to be Bound. Upon execution of this Joinder Agreement, Transferee shall become a party to the Agreement and shall, together with the Company, and other parties thereto be fully bound by, subject to, and entitled to the rights and benefits of, all of the covenants, terms and conditions of the Agreement.

3.  Successors and Assigns. Except as otherwise provided herein, this Joinder Agreement shall inure to the benefit of, and be binding upon and enforceable against, the parties hereto and their respective successors, assigns, heirs, executors and administrators.

4.  Counterparts. This Joinder Agreement may be executed in separate counterparts, including by facsimile, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

5.  Notices. For purposes of Section 10 of the Agreement, all notices, demands or other communications to the Transferee shall be directed to the address set forth on the signature page hereto.

6.  Governing Law. This Joinder Agreement and rights of the parties hereunder shall be governed in all respects by the laws of the State of New York wherein the terms of this Joinder Agreement were negotiated, excluding to the greatest extent permitted by law any rule of law that would cause the application of the laws of any jurisdiction other than the State of New York.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first above written.

ACURA PHARMACEUTICALS, INC.

By:	/s/ Andrew D. Reddick
Name: Andrew D. Reddick
Title: President and Chief Executive Officer

GCE HOLDINGS LLC

By:	/s/ Bruce F. Wesson
Name: Bruce F. Wesson
Title:
Address: c/o Galen Partners III, L.P
610 Fifth Avenue, 5th Floor
New York, New York 10019

CARE CAPITAL INVESTMENTS II, LP

By:	/s/ David R. Ramsay
Name: David R. Ramsay
Title: Authorized Signatory

CARE CAPITAL OFFSHORE INVESTMENTS II, LP

By:	/s/ David R. Ramsay
Name: David R. Ramsay
Title: Authorized Signatory

ESSEX WOODLANDS HEALTH VENTURES V, L.P.

By:	/s/ Immanuel Thangaraj
Name: Immanuel Thangaraj
Title: Managing Director

GALEN PARTNERS III, L.P.

By:	/s/ Srini Conjeevaram
Name: Srini Conjeevaram
Title: Member

GALEN EMPLOYEE FUND III, L.P.

By:	/s/ Bruce F. Wesson
Name: Bruce F. Wesson
Title: President

GALEN PARTNERS INTERNATIONAL III, L.P

By:	/s/ Srini Conjeevaram
Name: Srini Conjeevaram
Title: Member